EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Form S-8 of our report dated March 1, 2013 (August 9, 2013 as to the retrospective presentation of discontinued operations discussed in Note 1 and Note 20, and the retrospective adoption of a change in disclosure of offsetting assets and liabilities discussed in Note 1 and Note 6), relating to the consolidated financial statements and financial statement schedules of The Hartford Financial Services Group, Inc. and subsidiaries (collectively “the Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustment of the accompanying consolidated financial statements and financial statement schedules for the Company's adoption of a change in accounting for costs associated with acquiring or renewing insurance contracts; the retrospective presentation of discontinued operations; and the retrospective adoption of a change in disclosure of offsetting assets and liabilities), which appears in this Current Report on Form 8-K filed on August 9, 2013, and our report, dated March 1, 2013, on the effectiveness of the Company's internal control over financial reporting, which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

Form S-8 Registration Nos.
333-105707
333-49170
333-105706
333-34092
033-80665
333-12563
333-125489
333-157372
333-160173
333-168537

DELOITTE & TOUCHE LLP
Hartford, Connecticut
August 9, 2013

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